UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 31, 2012

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement

The description of the amendment to the Credit Agreement under Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.03.                              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 31, 2012, Global Partners LP (the “Partnership”), its general partner, its operating company, its operating subsidiaries, GLP Finance Corp. (collectively, the “Borrowers”), each Lender party thereto and Bank of America N.A. as administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association as Co-Documentation Agents entered into a Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”), which amended the Amended and Restated Credit Agreement dated May 14, 2010 (as amended, the “Credit Agreement”).  The following is a description of the material provisions set forth in the Fourth Amendment:

Proposed Acquisition - The Fourth Amendment recognizes the contemplated acquisition (the “Proposed Acquisition”) from AE Holdings Corp. (“AE Holdings”) of 100% of the equity interests of Alliance Energy LLC (“Alliance”) in exchange for 5,850,000 common units of the Partnership and a possible cash payment pursuant to, and in accordance with, the terms of the Contribution Agreement dated as of November 21, 2011 by and between AE Holdings and the Partnership (the “Contribution Agreement”).  The Contribution Agreement was filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on November 23, 2011.  The Partnership’s obligations under the Credit Agreement are secured by substantially all of the Partnership’s assets and the assets of its operating company and operating subsidiaries.  The Partnership’s obligations under the Credit Agreement will also be secured by, among other things, gasoline station properties and related assets acquired upon consummation of the Proposed Acquisition.

The Fourth Amendment will become effective upon the consummation of the Proposed Acquisition and the satisfaction of additional conditions set forth in the Fourth Amendment (the “Fourth Amendment Effective Date”).  To the extent that the consummation of the Proposed Acquisition does not occur on or before March 31, 2012, then the provisions of the Fourth Amendment shall terminate and the existing Credit Agreement shall remain unchanged.

Exercise of Existing Accordion and Increase to Revolving Credit Facility— In connection with the Proposed Acquisition, the Borrowers have requested an increase in an amount equal to $150.0 million to the revolving credit facility for a total credit facility of up to $1.4 billion.  Certain lenders under the Credit Agreement, as well as 6 new lenders, have agreed to fund said $150.0 million increase.  The $150.0 million increase was accomplished by two parts: (i) the exercise of the existing accordion provisions of the Credit Agreement in an amount equal to $100.0 million; and (ii) an additional $50.0 million increase to the revolving credit facility.

Request for Increase (New Accordion) — Provided there exists no Default (as defined in the Credit Agreement), the Borrowers may request an additional increase to the working capital revolving credit facility by up to an additional $100.0 million, for a total credit facility of up to $1.5 billion.  Any such request for an increase must be in a minimum amount of $5.0 million.

Swing Line Loans — A swing line has been added to the credit facility pursuant to which Bank of America, N.A., as the swing line lender, may make swing line loans in an aggregate amount equal to the lesser of (a) $35.0 million and (b) the Aggregate WC Commitments (as such term is defined in the Credit Agreement).  Swing line loans will bear interest on the Base Rate (as such term is defined in the Credit Agreement).

Financial Covenants —

(i)              Minimum Combined EBITDA (as defined in the Fourth Amendment) as at the end of each fiscal quarter from and after March 31, 2012 increased from not less than $75.0 million to not less than $110.0 million.

(ii)          Prior to the Fourth Amendment Effective Date, the Combined Senior Secured Leverage Ratio (as defined in the Credit Agreement) as at the end of the fiscal quarter ending March 31, 2012 shall not be greater than 2:75:1.00.  From and after the Fourth Amendment Effective Date but prior to the occurrence of the Covenant Reduction Date (as defined below), the Combined Senior Secured Leverage Ratio shall not be greater than (a) 3.50:1.00 as at the end of each of the fiscal quarters ending March 31, 2012 and June 30, 2012, (b) 3.25:1.00 as at the end of the fiscal quarter ending September 30, 2012, (c) 3.00:1.00 as at the end of the fiscal quarter ending December 31, 2012 and (d) 2.75:1.00 as at the end of the fiscal quarter ending March 31, 2013 and for each fiscal quarter ending thereafter.  From and after the occurrence of the Covenant Reduction Date, the Combined Senior Secured Leverage Ratio shall not be greater than 2.75:1.00 as at the end of each fiscal quarter.  The “Covenant Reduction Date” means the last day of the fiscal quarter which occurs immediately after the fiscal quarter in which the Borrowers receive proceeds of not less than $150.0 million from any Equity Issuance or the issuance of Senior Unsecured Notes or unsecured Subordinated Debt (as such terms are defined in the Credit Agreement).

Capital Expenditures —The ceiling for aggregate Capital Expenditures (as defined in the Credit Agreement) for the fiscal year ending December 31, 2012 and thereafter increased from $30.0 million for any fiscal year to $40.0 million.

All other material terms of the Credit Agreement remain the same as disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010 and Current Reports on Form 8-K filed on July 21, 2011 and January 19, 2012.  The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

10.1

Fourth Amendment to Amended and Restated Credit Agreement, dated as of January 31, 2012, by and among Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp., Chelsea Sandwich LLC, GLP Finance Corp. and Global Energy Marketing LLC as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association as Co-Documentation Agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
By:	Global GP LLC,
its general partner

Dated: February 6, 2012	By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Fourth Amendment to Amended and Restated Credit Agreement, dated as of January 31, 2012, by and among Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp., Chelsea Sandwich LLC, GLP Finance Corp. and Global Energy Marketing LLC as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association as Co-Documentation Agents